Calculation of Filing Fee Tables
S-8
ZeroStack Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value	Other	1,500,000	$ 1.86	$ 2,790,000.00	0.0001381	$ 385.30
Total Offering Amounts:						$ 2,790,000.00		$ 385.30
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 385.30
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's shares of common stock, $0.0001 par value per share, that become issuable under the ZeroStack Corp. 2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026 (the "Plan"), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Represents shares of common stock of the Registrant available for future issuance under the Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the Plan are based on the average of the high and the low price of the Registrant's shares of common stock as reported on the Nasdaq Capital Market on August 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources